UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2013

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10239	91-1912863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Union Street, Suite 3100 Seattle, Washington	98101-1374
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600
Registrant's Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 29, 2013, Plum Creek Timber Company, Inc. (“Plum Creek”) filed a Current Report on Form 8-K disclosing that Plum Creek, Plum Creek Timberlands, L.P. (the “Plum Creek Partnership”), Plum Creek Marketing, Inc., Plum Creek Land Company and Highland Mineral Resources, LLC (collectively with the Plum Creek Partnership, the “Plum Creek Purchasers”) entered into a Master Purchase and Sale Agreement on October 28, 2013 (the “Purchase Agreement”) with MeadWestvaco Corporation, MWV Community Development and Land Management, LLC (“MWV CDLM”) and MWV Community Development, Inc. (collectively, the “Sellers”). Pursuant to the Purchase Agreement and other related agreements, the Plum Creek Purchasers agreed to purchase approximately 501,000 acres of industrial timberlands in Alabama, Georgia, South Carolina, Virginia, and West Virginia for approximately $869 million and subsurface and mineral rights and wind power assets associated with the timberlands for $65 million, and to invest $152 million in joint ventures with interests in a total of 109,000 acres of high-value rural lands and development-quality lands near Charleston, S.C., for aggregate consideration of $1.086 billion, which amount was subject to adjustment in accordance with the terms of the Purchase Agreement (the timberlands, subsurface and mineral rights, wind power assets and investment interests in the joint ventures are collectively referred to herein as the “Assets”).

A description of the material terms and conditions of the Purchase Agreement was included under Item 1.01 of the Current Report on Form 8-K filed on October 29, 2013, and such description is incorporated herein by reference.

On December 6, 2013, the Plum Creek Purchasers completed the acquisition of the Assets from the Sellers for aggregate consideration of $1.086 billion, consisting of $226 million in cash and the issuance by the Plum Creek Partnership of an $860 million installment note to MWV CDLM, which is described in more detail below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 6, 2013, the Plum Creek Partnership issued an $860 million ten-year installment note to MWV CDLM in connection with the acquisition of certain timberland assets described in Item 2.01 of this Current Report. The entire principal amount of the installment note will be due on December 6, 2023 (subject to extension under certain circumstances as described below).

The installment note will bear interest at a fixed rate per annum of 5.207% and contains representations, covenants and events of defaults substantially similar to the representations, covenants and events of default in the Plum Creek Partnership’s revolving line of credit and term credit agreement. It is anticipated that MWV CDLM will pledge the installment note in a financing transaction in the Farm Credit System following the closing of the sale and acquisition of the Assets. In that event, the Plum Creek Partnership would expect to receive patronage payments from the Farm Credit System banks of approximately 0.64%. To hedge against interest rate risk on the installment note, the Plum Creek Partnership entered into several treasury lock hedging transactions. After giving effect to the expected patronage payments and the treasury lock transactions, the Plum Creek Partnership’s effective interest cost associated with the installment note is expected to be approximately 4.5%. In the event that the installment note is not securitized or financed by MWV CDLM within 135 days following its issuance or is securitized in the bond markets prior to that date, the Plum Creek Partnership and MWV CDLM will amend the interest rate to 4.587%, and amend the other terms (excluding maturity date) of the installment note, including the covenants and events of default, to be consistent in all material respects to the applicable terms of the Plum Creek Partnership’s most recent publicly issued bonds and the related indenture.

The Plum Creek Partnership is required to consent to a request by the holder of the installment note to extend the maturity date if, at the time of request, the Plum Creek Partnership intends to refinance all, or a portion not less than $200 million, of the installment note for a term of five years or more. In that case, the maturity date, interest rate and the other terms of the installment note would be amended to be substantially consistent with the terms that would reasonably be expected to have applied in such a refinancing.

The installment note is generally not pre-payable except in certain limited circumstances. If there were a prepayment, the Plum Creek Partnership would be required to pay the holder of the installment note the principal amount, plus accrued interest, plus a breakage amount equal to the amount of breakage costs or premium the holder of the installment note is required to pay in connection with a concurrent prepayment of any indebtedness of the holder that is secured by a pledge of the installment note.

The foregoing description of the installment note is a general description only, does not purport to be complete and is qualified in its entirety by reference to the installment note, which is filed as Exhibit 4.1 to this Current Report and incorporated herein by reference. The installment note has been included to provide investors with information regarding the terms of the installment note and is not intended to provide any factual information about the Plum Creek Partnership or any of the Plum Creek Purchasers. The installment note contains representations and warranties that the Plum Creek Partnership made to MWV CDLM as of specific dates. The assertions embodied in those representations and warranties were made solely for the purposes of the installment note and may have been used to allocate risk between the parties rather than to establish matters as fact. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits. The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description of Exhibits

4.1	Installment Note made by Plum Creek Timberlands, L.P. as of December 6, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: December 11, 2013

PLUM CREEK TIMBER COMPANY, INC.
Exhibit Index

Exhibit No.	Description of Exhibits

4.1	Installment Note made by Plum Creek Timberlands, L.P. as of December 6, 2013.